Exhibit 30(s)
Minnesota Life Insurance Company
Power of Attorney
To Sign Registration Statements
WHEREAS, Minnesota Life Insurance Company (”Minnesota Life”) has established certain separate accounts to fund certain variable annuity and variable life insurance contracts, and
WHEREAS, Variable Fund D (”Fund D”) (2-29624 and 2-89208) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and
WHEREAS, Variable Annuity Account (”Variable Annuity Account”) (2-97564, 33-12333, 33-80788, 333-79069, 333-79049, 333-91784, 33-62147, 333-111067, 333-136242, 333-140230, 333-182763, 333-189593, 333-212515 and 333-233295) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable annuity contracts registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Variable Life Account (”Variable Life Account”) (33-3233, 33-64395, 333-96383, 333-109853 and 333-120704) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering variable adjustable life insurance policies registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Variable Universal Life Account (”Variable Universal Life Account”) (33-85496) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering group and individual variable universal life insurance policies registered under the Securities Act of 1933, and
WHEREAS, Minnesota Life Individual Variable Universal Life Account (”Individual Variable Universal Life Account”) (333-144604, 333-148646, 333-183590 and 333-198279) is a separate account of Minnesota Life registered as a unit investment trust under the Investment Company Act of 1940 offering individual variable universal life insurance policies registered under the Securities Act of 1933.
NOW THEREFORE, We, the undersigned Directors and Officers of Minnesota Life, do hereby appoint Gary R. Christensen as attorney in fact for the purpose of signing his name and on our behalf as Director of Minnesota Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of: a) registering contracts and policies of Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account and Individual Variable Universal Life Account for sale by those entities and Minnesota Life under the Securities Act of 1933; and b) registering Fund D, the Variable Annuity Account, the Variable Life Account, Variable Universal Life Account and Individual Variable Universal Life Account as unit investment trusts under the Investment Company Act of 1940.
Signature	Title	Date
/s/ Christopher M. Hilger Christopher M. Hilger	Chairman of the Board, President and Chief Executive Officer	February 9, 2021
/s/ Robert L. Senkler Robert L. Senkler	Director	February 9, 2021
/s/ Mary K. Brainerd Mary K. Brainerd	Director	February 9, 2021
/s/ Gary R. Christensen Gary R. Christensen	Director	February 9, 2021
/s/ Benjamin G.S. Fowke III Benjamin G.S. Fowke III	Director	February 9, 2021
/s/ Sara H. Gavin Sara H. Gavin	Director	February 9, 2021

Signature	Title	Date
/s/ Eric B. Goodman Eric B. Goodman	Director	February 9, 2021
/s/ Trudy A. Rautio Trudy A. Rautio	Director	February 9, 2021
/s/ Bruce P. Shay Bruce P. Shay	Director	February 9, 2021
/s/ Warren J. Zaccaro Warren J. Zaccaro	Director	February 9, 2021